Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-179995) on Form S-8 of UIL Holdings Corporation of our report dated June 26, 2013, relating to our audit of the statement of net assets of the Connecticut Natural Gas Corporation Employee Savings Plan, which appears in this Annual Report on Form 11-K of the Connecticut Natural Gas Corporation Employee Savings Plan for the year ended December 31, 2012.

/s/ Baker Newman & Noyes
Portland, Maine	Limited Liability Company
December 20, 2013